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EXHIBIT 24.1

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that the undersigned, being a director of Ecolab Inc., a Delaware corporation (the "Corporation"), hereby constitutes and appoints Lawrence T. Bell and Timothy P. Dordell, and each of them, to be my attorney-in-fact, with full power and authority to sign one or more Registration Statements under the Securities Act of 1933, as amended, on Form S-4 or such other form as such attorneys-in-fact, or either of them, may deem necessary or desirable, any amendments thereto, and all post-effective amendments and supplements to such registration statement, including amendments filed on Form S-8, for the registration of shares of Ecolab Common Stock, par value $1 per share, and Preferred Stock Purchase Rights associated with the Ecolab Common Stock, to be offered and sold in connection with the acquisition by the Corporation of Alcide Corporation, in such forms as they or either one of them may approve, and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done to the end that such Registration Statement or Registration Statements shall comply with the Securities Act of 1933, as amended, and the applicable Rules and Regulations adopted or issued pursuant thereto, as fully and to all intents and purposes as the undersigned could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or any of them, may lawfully do or cause to be done by virtue hereof.

        IN WITNESS WHEREOF, I have hereunto affixed my signature this 23rd day of April, 2004.

/s/ DOUGLAS M. BAKER, JR. Douglas M. Baker, Jr.
/s/ LES S. BILLER Les S. Biller
/s/ JERRY A. GRUNDHOFER Jerry A. Grundhofer
/s/ STEFAN HAMELMANN Stefan Hamelmann
/s/ JAMES J. HOWARD James J. Howard
/s/ WILLIAM L. JEWS William L. Jews
/s/ JOEL W. JOHNSON Joel W. Johnson
/s/ JOCHEN KRAUTTER Jochen Krautter

/s/ ULRICH LEHNER Ulrich Lehner
/s/ JERRY W. LEVIN Jerry W. Levin
/s/ ROBERT L. LUMPKINS Robert L. Lumpkins

        IN WITNESS WHEREOF, I have hereunto affixed my signature this 13th day of August, 2004.

/s/ ALLAN L. SCHUMAN Allan L. Schuman

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  EXHIBIT 24.1
POWER OF ATTORNEY